Exhibit 10.1

SECOND AMENDMENT
TO
LOAN AND SECURITY AGREEMENT

THIS SECOND AMENDMENT to Loan and Security Agreement (this “Amendment”) is entered into this 27th day of March, 2009 by and between Silicon Valley Bank (“Bank”) and SOURCE PHOTONICS, INC., a Delaware corporation, FIBERXON, INC., a Delaware corporation and LUMINENTOIC, INC., a Delaware corporation each with its principal place of business at 20550 Nordhoff Street, Chatsworth, CA 91311 (FAX 818-349-9258) and FIBERXON (MACAO COMMERCIAL OFFSHORE) LIMITED, an entity organized under the laws of Macao, registered with the Commercial and Movable Assets Registry of Macau under No. 24468 (SO) (each a “Borrower” and collectively “Borrowers”).

RECITALS

A.                                   Bank and Borrowers have entered into that certain Loan and Security Agreement dated as of April 7, 2008, as amended by that certain First Amendment to Loan and Security Agreement by and between Bank and Borrowers dated as of July 24, 2008 (as the same may from time to time be further amended, modified, supplemented or restated, the “Loan Agreement”).

B.                                     Bank has extended credit to Borrowers for the purposes permitted in the Loan Agreement.

C.                                     Borrowers have requested that Bank amend the Loan Agreement to (i) extend the maturity date and (ii) make certain other revisions to the Loan Agreement as more fully set forth herein.

D.                                    Bank has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1.                                      Definitions.  Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2.                                      Amendments to Loan Agreement.

2.1                               Section 2.1 (Financing of Accounts.).  Section 2.1.1(b) is amended in its entirety and replaced with the following:

“(b)                           Maximum Advances.  The aggregate face amount of all Financed Receivables outstanding at any time may not exceed the Facility Amount.  The aggregate net amount of Advances made with respect to Financed Receivables of Fiberxon Macao may not exceed (i) Seven Million Five Hundred

Thousand Dollars ($7,500,000) at all times prior to June 30, 2009 and (ii) Five Million Dollars ($5,000,000) at all times thereafter.”

2.2                               Section 6.2 (Financial Statements, Reports, Certificates.).  Section 6.2(a)(ii) is amended in its entirety and replaced with the following:

“(ii) as soon as available, but no later than (a) forty five (45) days after the last day of each calendar quarter and (b) thirty (30) days after the last day of each month, a company prepared consolidated and consolidating financial statements prepared in accordance with GAAP (including P&L, balance sheet and statement of cash flow) covering each Borrower and each of its Subsidiary’s operations during the period certified by a Responsible Officer and in a form acceptable to Bank;”

2.3                               Section 13 (Definitions).  The following term and its definition is in  Section 13.1 of the Loan Agreement is amended in its entirety and replaced with the following:

“Maturity Date” is April 5, 2010.

3.                                      Limitation of Amendments.

3.1                               The amendments set forth in Section 3, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

3.2                               This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

4.                                      Representations and Warranties.  To induce Bank to enter into this Amendment, each Borrower hereby represents and warrants to Bank as follows:

4.1                               Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

4.2                               Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

4.3                               The organizational documents of Borrower delivered to Bank on the Effective Date (or on the date of the First Amendment to Loan and Security Agreement with respect to Fiberxon Macao) remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

4.4                               The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

4.5                               The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

4.6                               The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on either Borrower, except as already has been obtained or made; and

4.7                               This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

5.                                      Counterparts.  This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

6.                                      Effectiveness.  This Amendment shall be deemed effective upon (a) the due execution and delivery to Bank of this Amendment by each party hereto, and (b) Borrowers’ payment of an extension fee in an amount equal to Fifty Thousand Dollars ($50,000).

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first written above.

SOURCE PHOTONICS, INC.

By	/s/ Brett Chloupek
Name:	Brett Chloupek
Title:	Chief Financial Officer

FIBERXON, INC.

By	/s/ Brett Chloupek
Name:	Brett Chloupek
Title:	Chief Financial Officer

LUMINENTOIC, INC.

By	/s/ Brett Chloupek
Name:	Brett Chloupek
Title:	Chief Financial Officer

FIBERXON (MACAO COMMERCIAL OFFSHORE) LIMITED

By	/s/ Anita Quan
Name:	Anita Quan
Title:	Director

BANK:

SILICON VALLEY BANK

By	/s/ Ben Fargo
Name:	Ben Fargo
Title:	Relationship Manager